Exhibit 24.01

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Loews Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint MARC A. ALPERT, DAVID B. EDELSON and MARK S. SCHWARTZ, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any amendments thereto.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

/s/ James S. Tisch	/s/ David B. Edelson
James S. Tisch	David B. Edelson
President, Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer
Date: January 7, 2021	Date: January 7, 2021

/s/ Mark S. Schwartz	/s/ Ann E. Berman
Mark S. Schwartz	Ann E. Berman
Vice President and Chief Accounting Officer	Director
Date: January 11, 2021	Date: January 8, 2021

/s/ Joseph L. Bower	/s/ Charles D. Davidson
Joseph L. Bower	Charles D. Davidson
Director	Director
Date: January 8, 2021	Date: January 8, 2021

/s/ Charles M. Diker	/s/ Paul J. Fribourg
Charles M. Diker	Paul J. Fribourg
Director	Director
Date: January 8, 2021	Date: January 8, 2021

/s/ Walter L. Harris	/s/ Philip A. Laskawy
Walter L. Harris	Philip A. Laskawy
Director	Director
Date: January 8, 2021	Date: January 8, 2021

/s/ Susan P. Peters	/s/ Andrew H. Tisch
Susan P. Peters	Andrew H. Tisch
Director	Director
Date: January 8, 2021	Date: January 6, 2021

/s/ Jonathan M. Tisch	/s/ Anthony Welters
Jonathan M. Tisch	Anthony Welters
Director	Director
Date: January 8, 2021	Date: January 11, 2021